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                                                                Exhibit 10.3

                         MANCHESTER EQUIPMENT CO., INC.
                                160 Oser Avenue
                           Hauppauge, New York 11788



                                                                November 6, 1996


Mr. Barry R. Steinberg
13 Harbor Point
Northport, New York 11768

Re:     Employment Compensation
        -----------------------

Dear Mr. Steinberg:


        This letter will confirm your agreement with Manchester Equipment Co., Inc. (the "Company") to continue to serve as the Company's Chief Executive Officer, Chairman of the Board and President, in the manner in which you heretofore have acted, for an annual base salary of $550,000 with respect to each of the Company's fiscal years ending July 31, 1997 and July 31, 1998. You have further agreed that you will not be eligible for any bonuses in the 1997 fiscal year. Any bonus payable for fiscal 1998 will be subject to the approval of a majority of the independent directors of the Company. The Company will continue to make available to you the car allowance and deferred compensation benefits that you are currently receiving and you will also be able to participate in other benefits that the Company makes generally available to its employees, such as medical and other insurance. You will also be eligible to participate under the Company's stock option plan.

        This letter supersedes any other or prior employment or compensatory agreement between you and the Company, including, without limitation, the letter agreements dated October 1, 1996 and November 4, 1996, and may not be amended, modified or renewed, nor may any of the provisions hereof be waived, except by a writing signed by the parties hereto.


        If this accurately sets forth our agreement, please sign where set forth below.

                                Sincerely,

                                MANCHESTER EQUIPMENT CO., INC.



                                By: /s/ JOEL G. STEMPLE
                                   -----------------------------------
                                   Joel G. Stemple, Executive Vice President


ACCEPTED AND AGREED


/s/ BARRY STEINBERG
-------------------------------
Barry R. Steinberg